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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Ocean Federal Savings Bank:


We consent to the use of our report included in Amendment No. 2 to Registration Statement No. 33-80123 on Form S-1 and in the Application for Conversion on Form AC and to the reference to our Firm under the heading "Experts" and "Legal and Tax Opinions" in the prospectus.

Our report refers to a change in the method of accounting for investments in 1994.


                                             /s/ KPMG Peat Marwick LLP

                                             KPMG Peat Marwick LLP


Short Hills, New Jersey
May 7, 1996